EXHIBIT 10.7

CERTIFICATE OF STOCK OPTION GRANT

Summary of Grant Award:

Granted to:
Grant Number:
Social Security Number/Global ID:
Grant Date(mm/dd/yyyy):
Expiration Date(mm/dd/yyyy):

Shares Granted:
Grant Price:
Grant Type:

Vesting Schedule:

Date of Vest	Number of Shares Vesting	Vesting in Period